                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Janey Ahn, Benjamin Archibald, Aaron Wasserman, Eugene
Drozdetski, Jessica Herlihy, Gladys Chang, Dean Caruvana, Charles Park and
Tricia Meyer of BlackRock, Inc., and Elliot Gluck and Bissie Bonner of Willkie
Farr & Gallagher LLP as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form ID (including, but not limited to, obtaining the Central Index Key ("CIK") and the CIK confirmation code
("CCC") from the Securities and Exchange Commission), Form 3, Form 4 and Form 5
and any successor forms adopted by the Securities and Exchange Commission, as may be required by the Securities Act of 1933, the Securities Exchange Act of
1934 and the Investment Company Act of 1940 and the rules thereunder, and requisite documents in connection with such statements, respecting each
BlackRock closed-end investment company listed on Annex A hereto and as may be formed from time to time. This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Willkie Farr &
Gallagher LLP or BlackRock, Inc. or its affiliates (as the case may be). The undersigned hereby further ratifies and confirms any action taken by any of the above attorneys-in-fact prior to the date hereof that would be authorized hereby if the same had been taken on or after the date hereof.

        IN WITNESS WHEREOF, the undersigned has executed this instrument as of
January 26, 2021.

                                        By:  /s/ Lisa Belle
                                             ------------------------------
                                        Print:   Lisa Belle

                                    Annex A

                                  Equity Funds

1.    BlackRock Capital Allocation Trust                      BCAT
2.    BlackRock Enhanced Capital and Income Fund, Inc.        CII
3.    BlackRock Enhanced Equity Dividend Trust                BDJ
4.    BlackRock Energy and Resources Trust                    BGR
5.    BlackRock Enhanced Global Dividend Trust                BOE
6.    BlackRock Health Sciences Trust                         BME
7.    BlackRock Health Sciences Trust II                      BMEZ
8.    BlackRock Enhanced International Dividend Trust         BGY
9.    BlackRock Resources & Commodities Strategy Trust        BCX
10.   BlackRock Science and Technology Trust                  BST
11.   BlackRock Science and Technology Trust II               BSTZ
12.   BlackRock Utilities, Infrastructure &
      Power Opportunities Trust                               BUI

                         Tax-Exempt Fixed Income Funds

13.   BlackRock California Municipal Income Trust             BFZ
14.   BlackRock Municipal Income Investment Quality Trust     BAF
15.   BlackRock Municipal Income Investment Trust             BBF
16.   BlackRock Municipal Income Quality Trust                BYM
17.   BlackRock Investment Quality Municipal Trust, Inc.      BKN
18.   BlackRock Long-Term Municipal Advantage Trust           BTA
19.   BlackRock Maryland Municipal Bond Trust                 BZM
20.   BlackRock Massachusetts Tax-Exempt Trust                MHE
21.   BlackRock Muni Intermediate Duration Fund, Inc.         MUI
22.   BlackRock MuniAssets Fund, Inc.                         MUA
23.   BlackRock Municipal Bond Trust                          BBK
24.   BlackRock Municipal Income Trust                        BFK
25.   BlackRock Municipal Income Trust II                     BLE
26.   BlackRock MuniEnhanced Fund, Inc.                       MEN
27.   BlackRock MuniHoldings California Quality Fund, Inc.    MUC
28.   BlackRock MuniHoldings Investment Quality Fund          MFL
29.   BlackRock MuniHoldings Fund II, Inc.                    MUH
30.   BlackRock MuniHoldings Fund, Inc.                       MHD
31.   BlackRock MuniHoldings Quality Fund II, Inc.            MUE
32.   BlackRock MuniHoldings Quality Fund, Inc.               MUS
33.   BlackRock MuniHoldings New Jersey Quality Fund, Inc.    MUJ
34.   BlackRock MuniHoldings New York Quality Fund, Inc.      MHN
35.   BlackRock MuniVest Fund II, Inc.                        MVT
36.   BlackRock MuniVest Fund, Inc.                           MVF
37.   BlackRock MuniYield Arizona Fund, Inc.                  MZA
38.   BlackRock MuniYield California Fund, Inc.               MYC
39.   BlackRock MuniYield California Quality Fund, Inc.       MCA
40.   BlackRock MuniYield Investment Fund                     MYF
41.   BlackRock MuniYield Investment Quality Fund             MFT
42.   BlackRock MuniYield Fund, Inc.                          MYD
43.   BlackRock MuniYield Quality Fund III, Inc.              MYI
44.   BlackRock MuniYield Michigan Quality Fund, Inc.         MIY
45.   BlackRock MuniYield New Jersey Fund, Inc.               MYJ
46.   BlackRock MuniYield New York Quality Fund, Inc.         MYN
47.   BlackRock MuniYield Pennsylvania Quality Fund           MPA
48.   BlackRock MuniYield Quality Fund II, Inc.               MQT
49.   BlackRock MuniYield Quality Fund, Inc.                  MQY
50.   BlackRock New York Municipal Income Quality Trust       BSE
51.   BlackRock New York Municipal Income Trust               BNY
52.   BlackRock New York Municipal Income Trust II            BFY
53.   The BlackRock Strategic Municipal Trust                 BSD
54.   BlackRock Virginia Municipal Bond Trust                 BHV
55.   BlackRock Taxable Municipal Bond Trust                  BBN
56.   BlackRock Municipal 2030 Target Term Trust              BTT

                           Taxable Fixed Income Funds

57.   BlackRock Debt Strategies Fund, Inc.                    DSU
58.   BlackRock Floating Rate Income Strategies Fund, Inc.    FRA
59.   Blackrock Core Bond Trust                               BHK
60.   BlackRock Floating Rate Income Trust                    BGT
61.   BlackRock Income Trust, Inc.                            BKT
62.   BlackRock Limited Duration Income Trust                 BLW
63.   BlackRock Credit Allocation Income Trust                BTZ
64.   BlackRock Corporate High Yield Fund, Inc.               HYT
65.   BlackRock Enhanced Government Fund, Inc.                EGF
66.   BlackRock Multi-Sector Income Trust                     BIT
67.   BlackRock 2022 Global Income Opportunity Trust          BGIO

                               Alternative Funds

68.   BlackRock Multi-Sector Opportunities Trust               -
69.   BlackRock Multi-Sector Opportunities Trust II            -
70.   BlackRock Credit Strategies Fund                         -
71.   BlackRock Private Investments Fund                       -